ACTEL CORPORATION Q1 2003 EARNINGS RELEASE


Contact: Jon Anderson, Actel Corporation (408) 522-4445



For Release: April 23, 2003 @ 1:00 P.M. PDT



                      ACTEL ANNOUNCES FIRST QUARTER RESULTS




     Sunnyvale, Calif. - Actel Corporation (NASDAQ: ACTL) today announced net revenues of $34.3 million for the first quarter of 2003, up 4 percent from the first quarter of 2002 and up 1 percent from the fourth quarter of 2002.



     Pro-forma net income, which excludes acquisition-related amortization and other non-operating charges, was $0.9 million for the first quarter of 2003, down 23 percent from the first quarter of 2002 and down 36 percent sequentially. Pro-forma earnings were $0.04 per diluted share, compared with $0.05 for the first quarter of 2002 and $0.06 for the fourth quarter of 2002.



     Including all amortization and other costs in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $0.2 million, or $0.01 per share, for the first quarter of 2003 compared with net income of $0.4 million, or $0.02 per share, for the first quarter of 2002 and a net loss of $1.8 million, or ($0.08) per share, for the fourth quarter of 2002.



     Gross margin was 57.1 percent for the first  quarter of 2003  compared with
61.3 percent for the first quarter of 2002 and 60.4 percent for the fourth quarter of 2002.



     John East, president and CEO, stated, "Our design starts are up and our bookings are up, so I'm feeling really good. Our flash design starts in particular continued to ramp, increasing for the fifth straight quarter."



     A conference call to discuss fourth quarter results will be held today at 2:30 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel's web site, www.actel.com. In addition, a financial update will be made available on Actel's web site after the market close on June 12, 2003. A recorded message with the update information will also be available at 408.522.7500.



     Actel Corporation is a supplier of innovative programmable logic solutions, including field-programmable gate arrays (FPGAs) based on antifuse and flash technologies, high-performance intellectual property (IP) cores, software development tools and design services, targeted for the high-speed communications, application-specific integrated circuit (ASIC) replacement and radiation-tolerant markets. Founded in 1985, Actel employs approximately 500 people worldwide. The Company is traded on the Nasdaq National Market under the symbol ACTL and is headquartered at 955 East Arques Avenue, Sunnyvale, Calif., 94086-4533. Telephone: 888-99-ACTEL (992-2835). Internet: http://www.actel.com.



     Actel's operating results are subject to a multitude of risks that could cause actual results to differ materially from past or projected performance, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. For a discussion of these and other factors that could have a materially adverse effect on Actel's operating results, please see "Risk Factors" in Actel's most recent Forms 10-K and 10-Q, which will be provided to you free of charge upon request.


Editor's Note: The Actel name and logo are trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

                                ACTEL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (unaudited, in thousands except per share amounts)


                                                                                        Three Months Ended
                                                                               --------------------------------------
                                                                                  Apr. 6,      Apr. 7,       Jan. 5,
                                                                                   2003         2002          2003
                                                                               ----------    ----------    ----------
Net revenues............................................................       $   34,341    $   33,060    $   34,103
Costs and expenses:
   Cost of revenues.....................................................           14,729        12,784        13,512
   Research and development.............................................            9,513         9,737        10,135
   Selling, general, and administrative.................................           11,032        10,711        10,726
   Amortization of goodwill and other
      acquisition-related intangibles...................................              681           681           681
                                                                               ----------    ----------    ----------
         Total costs and expenses.......................................           35,955        33,913        35,054
                                                                               ----------    ----------    ----------
Income (loss) from operations...........................................           (1,614)         (853)         (951)
Interest income and other, net..........................................              992         1,365        (1,716)
                                                                               ----------    ----------    ----------
Income (loss) before tax (benefit) provision............................             (622)          512        (2,667)
Tax (benefit) provision.................................................             (853)          117          (836)
                                                                               ----------    ----------    ----------
Net income (loss).......................................................       $      231    $      395    $   (1,831)
                                                                               ==========    ==========    ==========

Net income (loss) per share:
   Basic................................................................       $     0.01    $     0.02    $    (0.08)
                                                                               ==========    ==========    ==========
   Diluted..............................................................       $     0.01    $     0.02    $    (0.08)
                                                                               ==========    ==========    ==========

Shares used in computing net income (loss) per share:
   Basic................................................................           24,338        24,170        24,126
                                                                               ==========    ==========    ==========
   Diluted..............................................................           25,087        25,388        24,126
                                                                               ==========    ==========    ==========

                                ACTEL CORPORATION

                              PRO-FORMA INFORMATION
                   EXCLUDING ACQUISITION-RELATED AMORTIZATION
                                AND OTHER CHARGES
                    (in thousands, except per share amounts)

     The following pro-forma supplemental information adjusts for the effect of acquisition-related amortization and other non-operating charges. Not all acquisition-related amortization charges are deductible for income tax purposes. The tax implications of these items have been included in the determination of pro-forma net income. This pro-forma information is not prepared in accordance with generally accepted accounting principles (GAAP).

                                                                                        Three Months Ended
                                                                               --------------------------------------
                                                                                  Apr. 6,      Apr. 7,       Jan. 5,
                                                                                   2003         2002          2003
                                                                               ----------    ----------    ----------
Pro-forma operating costs and expenses..................................       $   20,545    $   20,448    $   20,861
Pro-forma operating (loss)..............................................       $     (933)   $     (172)   $     (270)
Pro-forma net income....................................................       $      912    $    1,184    $    1,424
Pro-forma basic earnings per share......................................       $     0.04    $     0.05    $     0.06
Pro-forma diluted earnings per share....................................       $     0.04    $     0.05    $     0.06


                        PRO-FORMA TO GAAP RECONCILIATION
                            (unaudited, in thousands)

                                                                                        Three Months Ended
                                                                               --------------------------------------
                                                                                  Apr. 6,      Apr. 7,       Jan. 5,
                                                                                   2003         2002          2003
                                                                               ----------    ----------    ----------

Pro-forma net income....................................................       $      912    $    1,184    $    1,424
Amortization of goodwill and other acquisition-related intangibles......             (681)         (681)         (681)
Losses on sales and write-downs of strategic equity investments, net of
  tax...................................................................                -          (108)       (2,574)
                                                                               ----------    ----------    ----------
GAAP net income (loss)..................................................       $      231    $      395    $   (1,831)
                                                                               ============  ==========    ==========

                                ACTEL CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)

                                                                                              Apr. 6,      Jan. 5,
                                                                                               2003         2003
                                                                                           ------------  ------------
                                     ASSETS

Current assets:
   Cash and cash equivalents...........................................................    $     14,302  $     18,207
   Short-term investments..............................................................         124,486       115,622
   Accounts receivable, net............................................................          17,982        17,615
   Inventories, net....................................................................          32,873        34,591
   Deferred income taxes and other current assets......................................          27,985        33,022
                                                                                           ------------  ------------
         Total current assets..........................................................         217,628       219,057
Property and equipment, net............................................................          16,630        16,204
Goodwill, net..........................................................................          32,142        32,142
Other assets, net......................................................................          26,490        25,918
                                                                                           ------------  ------------
                                                                                           $    292,890  $    293,321
                                                                                           ============  ============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable....................................................................    $      9,607  $     11,500
   Accrued salaries and employee benefits..............................................           5,203         7,280
   Other accrued liabilities...........................................................           3,760         3,879
   Deferred income on shipments to distributors .......................................          26,582        26,459
                                                                                           ------------  ------------
         Total current liabilities.....................................................          45,152        49,118
Deferred compensation plan liability...................................................           1,926         1,889
                                                                                           ------------  ------------
         Total liabilities.............................................................          47,078        51,007
Shareholders' equity...................................................................         245,812       242,314
                                                                                           ------------  ------------
                                                                                           $    292,890  $    293,321
                                                                                           ============  ============